Exhibit 99.1

NEWS RELEASE

THE BANK OF KENTUCKY FINANCIAL CORPORATION

ANNOUNCES SECOND QUARTER EARNINGS

Earnings per share up 37% for the second quarter of 2010

CRESTVIEW HILLS, KENTUCKY, July 22, 2010 – The Bank of Kentucky Financial Corporation (the “Company”) (NASDAQ: BKYF), the holding company of The Bank of Kentucky, Inc. (the “Bank”), today reported its earnings for the second quarter and six months ended June 30, 2010. For the second quarter, the Company reported an increase in diluted earnings per common share of 37% as compared to the second quarter of 2009, while diluted earnings per share for the first six months of 2010 decreased 16% from the same period in 2009.

A summary of the Company’s results follows:

Second Quarter ended June 30,	2010	2009	Change
Net income	$2,610,000	$2,071,000	26%
Net income available for common shareholders	$2,096,000	$1,552,000	35%
Earnings per common share, basic	$0.37	$0.28	32%
Earnings per common share, diluted	$0.37	$0.27	37%

Six Months ended June 30,	2010	2009	Change
Net income	$4,470,000	$4,887,000	(9)%
Net income available for common shareholders	$3,446,000	$4,110,000	(16)%
Net income per common share, basic	$0.61	$0.73	(16)%
Net income per common share, diluted	$0.61	$0.73	(16)%

Robert Zapp, President and Chief Executive Officer stated, “The increase in earnings is not a surprise considering the proactive approach we have taken to expand our business, while addressing the realities of the economy and its impact on our loan portfolio. We leveraged our capital in 2009 by adding branches, purchasing a block of commercial loans and significantly growing our trust department. We are now seeing the positive impact on revenue and will continue to focus on increasing loans and core deposits. I am pleased with the ongoing effort from our credit and commercial teams as they aggressively work with borrowers to guide us through this very challenging environment. As the nation emerges from this cycle, the Company is well-positioned and prepared to build upon accomplishments that started twenty years ago when we opened for business in August 1990.”

Driving the increase in earnings in the second quarter was strong revenue growth, which increased $3,194,000 from the second quarter of 2009. The growth in revenue was partially offset by an additional $1,700,000 provision for loan losses and an increase of $731,000 in noninterest expense as compared to the second quarter of 2009. Contributing to this increase in the provision for loan losses were higher levels of charge-offs and non-performing loans in the second quarter of 2010 as compared to the same period in 2009, and management’s concerns over the effects that the recent recession, including the deteriorating housing market, falling real estate values and high unemployment rates, will have on the Company’s loan portfolio. Two acquisitions that were completed in the fourth quarter of 2009 had a significant impact on the Company’s balance sheet and income statement as compared to the second quarter of 2009. In the fourth quarter of 2009, the Bank completed the purchase of three banking offices of Integra Bank Corporation’s wholly-owned bank subsidiary, Integra Bank N.A., located in Crittenden, Dry Ridge and Warsaw, Kentucky and a portfolio of selected commercial loans originated by Integra Bank’s Covington, Kentucky loan production office. This transaction added $76 million in deposits and $107 million in loans. The Bank also announced in the fourth quarter of 2009 that investment professionals from Tapke Asset Management, LLC (“TAM”) joined the Bank.

Net interest income increased $2,476,000, or 23% in the second quarter of 2010, as compared to the same period in 2009, while the net interest margin, on a tax equivalent basis, increased 20 basis points from 3.61% in the second quarter of 2009 to 3.81% in the second quarter of 2010. Contributing to the increase in net interest income was the growth in average earning assets, which increased $197 million, or 16% on average from the second quarter of 2009.

The provision for loan losses increased by $1,700,000 (61%) in the second quarter of 2010, as compared to the same period in 2009. Contributing to this increase were higher levels of charge-offs in the second quarter of 2010, as compared to the same period in 2009, and management’s concerns over the declining housing market, falling real estate values and overall deteriorating economic conditions. The Company recorded $3,577,000 in net charge-offs in the second quarter of 2010 as compared to $1,737,000 in the second quarter of 2009. The Company’s non-performing loans as a percentage of total loans were 1.99% as of June 30, 2010, as compared to 1.34% as of June 30, 2009, and the annualized net charge-offs to average loans increased from .68% in the second quarter of 2009 to 1.26% in the second quarter of 2010. On a sequential basis, the provision for loan losses of $4,500,000 in the second quarter of 2010 equaled the provision in the first quarter of 2010, while non-performing loans increased slightly from $21.8 million (1.91% of total loans) at March 31, 2010 to $22.4 million (1.99% of total loans) at June 30, 2010. Also, net charge-offs on a sequential basis decreased from $4,046,000 (1.41% of loans) in the first quarter of 2010 to $3,577,000 (1.26% of loans) in the second quarter of 2010. As a result of the impact that current economic conditions have had on the Company’s loan portfolio, the allowance for loan losses (ALL) increased $4,715,000 (40%) from June 30, 2009. As a result of the added allowance, the ALL has increased from 1.12% of loans at the end of the second quarter of 2009 to 1.47% of loans at the end of the second quarter of 2010. Removing the loans purchased from Integra, the ALL would be 1.62% of loans. The portfolio of commercial loans purchased from Integra in the fourth quarter of 2009 were purchased at a discount of .98%, and current accounting does not allow this discount to be added to the ALL. The adequacy of the ALL is analyzed quarterly and adjusted as necessary to maintain appropriate reserves for probable incurred losses in the Bank’s loan portfolio.

Non-interest income increased 17% ($718,000) in the second quarter of 2010, as compared to the same period in 2009, while non-interest expense increased 8% ($731,000) from the same period last year. Contributing to the increase in non-interest income was trust income, service charges and bankcard revenue, which was offset by a decrease in gains on the sale of real estate loans. Contributing to the increase in trust fees was the TAM acquisition. Non-interest expense in the second quarter of 2010 included the full quarter effect of both the Integra branch acquisition and the TAM acquisition. Added personnel from the TAM and Integra acquisitions contributed to the 18% ($716,000) increase in salaries and benefits. Partially offsetting the increase in salaries and benefits and other expense was a $440,000 (43%) decreased in FDIC insurance from the second quarter of 2009. This decrease was the result of the FDIC’s special assessment charged to banks in the second quarter of 2009.

Total assets were $1.520 billion at the end of the second quarter of 2010, which was $186 million or 14% higher than the same date a year ago. Total loans, investments and fed funds sold grew $71 million (7%), $70 million (43%) and $29 million (1402%) respectively, from June of 2010 and were funded by an increase in deposits of $182 million or 16%.

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Second Quarter Comparison				Six months ended June 30, Comparison
Income Statement Data	6/30/10	6/30/09	% Chg		6/30/10	6/30/09	% Chg
Interest income	$16,813	$15,528	8%		$33,586	$30,641	10%
Interest expense	3,359	4,550	(26)%		7,198	9,427	(24)%

Net interest income	13,454	10,978	23%		26,388	21,214	24%

Provision for loan losses	4,500	2,800	61%		9,000	4,325	108%

Net interest income after provision for loan losses	8,954	8,178	10%		17,388	16,889	3%
Non – interest income	4,940	4,222	17%		9,545	8,324	15%
Non – interest expense	10,316	9,585	8%		20,929	18,433	14%

Net income before income taxes	3,578	2,815	27%		6,004	6,780	(11)%
Provision for income taxes	968	744	30%		1,534	1,893	(19)%

Net income	2,610	2,071	26%		4,470	4,887	(9)%
Preferred stock dividends & amortization	514	519	(1)%		1,024	777	32%

Net income available to common shareholders	$2,096	$1,552	35%		$3,446	$4,110	(16)%

Per Common Share Data
Diluted earnings per common share	0.37	0.27	37%		0.61	0.73	(16)%
Cash dividends declared	0.00	0.00	0%		0.28	0.28	0%
Earnings Performance Data
Return on common equity	7.59%	5.96%	163	bps	6.33%	8.00%	(167	)bps
Return on assets	.67%	.62%	5	bps	.57%	.75%	(18	)bps
Net interest margin	3.74%	3.53%	21	bps	3.68%	3.52%	16	bps

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

Balance Sheet Data

	June 30, 2010	December 31, 2009	June 30, 2009
Assets:
Cash and cash equivalents	$69,094	$98,738	$37,478
Investments	233,817	214,667	163,360
Loans held for sale	6,795	6,798	11,989
Total loans, gross	1,122,964	1,154,984	1,052,033
Allowance for loan losses	(16,531)	(15,153)	(11,816)
Premises and equipment, net	23,690	23,588	18,738
Goodwill and acquisition intangibles, net	26,178	26,936	17,182
Other assets and accrued interest receivable	53,613	54,440	45,150

Total assets	$1,519,620	$1,564,998	$1,334,114

Liabilities & Shareholders’ Equity
Total deposits	$1,300,949	$1,343,272	$1,119,335
Short-term borrowings	18,097	21,669	20,567
Notes payable	44,770	44,781	44,789
Accrued interest payable and other liabilities	10,894	14,143	11,041

Total liabilities	1,374,710	1,423,865	1,195,732
Common stockholders’ equity	111,510	107,907	105,325
Preferred stock	33,400	33,226	33,057

Shareholders’ equity	144,910	141,133	138,382
Total liabilities and shareholders’ equity	$1,519,620	$1,564,998	$1,334,114

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Average Balance Sheet Rates (presented on a tax equivalent basis )
	Three Months ended June 30, 2010			Three Months ended June 30, 2009
	Average outstanding balance	Interest earned/ paid	Yield/ rate	Average outstanding balance	Interest earned/ paid	Yield/ rate
Interest-earning assets:
Loans receivable (1)(2)	$1,139,730	$15,426	5.43%	$1,050,749	$14,395	5.49%
Securities (2)	243,572	1,536	2.53	159,767	1,305	3.28
Other interest-earning assets	60,416	97	0.64	36,244	72	0.80

Total interest-earning assets	1,443,718	17,059	4.74	1,246,760	15,772	5.07

Non-interest-earning assets	124,119			97,340

Total assets	$1,567,837			$1,344,100

Interest-bearing liabilities:
Transaction accounts	695,866	646	0.37	556,248	902	0.65
Time deposits	450,254	2,415	2.15	410,782	3,247	3.17
Borrowings	66,333	298	1.80	67,383	401	2.39

Total interest-bearing liabilities	1,212,453	3,359	1.11	1,034,413	4,550	1.76

Non-interest-bearing liabilities	212,297			172,137

Total liabilities	1,424,750			1,206,550
Shareholders’ equity	143,087			137,550

Total liabilities and shareholders’ equity	$1,567,837			$1,344,100

Net interest income		$13,700			$11,222

Interest rate spread			3.63%			3.31%

Net interest margin (net interest income as a percent of average interest-earning assets)			3.81%			3.61%

(1)	Includes non-accrual loans.
(2)	Income presented on a tax equivalent basis using a 34.23% and 34.70% tax rate in 2010 and 2009, respectively. The tax equivalent adjustment was $246,000 and $244,000 in 2010 and 2009, respectively.

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Average Balance Sheet Rates (presented on a tax equivalent basis )
	Six Months ended June 30, 2010			Six Months ended June 30, 2009
	Average outstanding balance	Interest earned/ paid	Yield/ rate	Average outstanding balance	Interest earned/ paid	Yield/ rate
Interest-earning assets:
Loans receivable (1)(2)	$1,146,378	$30,803	5.42%	$1,039,136	$28,342	5.50%
Securities (2)	230,001	3,067	2.69	141,546	2,644	3.77
Other interest-earning assets	68,735	206	0.60	35,509	140	0.80

Total interest-earning assets	1,445,114	34,076	4.76	1,216,191	31,126	5.16

Non-interest-earning assets	124,880			97,036

Total assets	$1,569,994			$1,313,227

Interest-bearing liabilities:
Transaction accounts	699,182	1,596	0.46	548,382	1,912	0.70
Time deposits	454,405	5,010	2.22	403,560	6,655	3.33
Borrowings	66,736	592	1.79	67,478	860	2.57

Total interest-bearing liabilities	1,220,323	7,198	1.19	1,019,420	9,427	1.86

Non-interest-bearing liabilities	207,529			165,490

Total liabilities	1,427,852			1,184,910
Shareholders’ equity	142,142			128,317

Total liabilities and shareholders’ equity	$1,569,994			$1,313,227

Net interest income		$26,878			$21,699

Interest rate spread			3.57%			3.30%

Net interest margin (net interest income as a percent of average interest-earning assets)			3.75%			3.60%

(1)	Includes non-accrual loans.
(2)	Income presented on a tax equivalent basis using a 34.23% and 34.70% tax rate in 2010 and 2009, respectively. The tax equivalent adjustment was $490,000 and $485,000 in 2010 and 2009, respectively.

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

Income Statement Data	Five-Quarter Comparison			9/30/09	6/30/09
	6/30/10	3/31/10	12/31/09
Net interest income	$13,454	$12,934	$12,162	$11,417	$10,978
Provision for loan losses	4,500	4,500	4,500	4,000	2,800

Net interest income after provision for loan losses	8,954	8,434	7,662	7,417	8,178

Service charges and fees	2,622	2,267	2,408	2,444	2,289
Gain on sale of real estate loans	337	322	276	223	478
Gain on sale of securities	—	—	465	—	—
Trust fee income	602	550	322	288	271
Bankcard transaction revenue	747	673	615	579	551
Gains/(losses) on other real estate owned	30	141	14	(594)	39
Other non-interest income	602	652	616	636	594

Total non-interest income	4,940	4,605	4,716	3,576	4,222

Salaries and employee benefits expense	4,764	4,565	4,086	4,006	4,048
Occupancy and equipment expense	1,187	1,450	1,139	1,158	1,169
Data processing expense	443	461	426	392	385
State bank taxes	507	490	433	456	456
Amortization of intangible assets	375	384	258	258	283
FDIC Insurance	587	585	553	429	1,027
Other non-interest expenses	2,453	2,678	2,351	2,299	2,217

Total non-interest expense	10,316	10,613	9,246	8,998	9,585

Net income before income tax expense	3,578	2,426	3,132	1,995	2,815
Income tax expense	968	566	804	450	744

Net income	2,610	1,860	2,328	1,545	2,071
Preferred stock dividends & amortization	514	510	509	506	519

Net income available to common shareholders	$2,096	$1,350	$1,819	$1,039	$1,552

Per Common Share Data
Diluted earnings per common share	0.37	0.24	0.32	0.18	0.27
Cash dividends declared	0.00	0.28	0.00	0.28	0.00
Weighted average common shares outstanding
Basic	5,666,707	5,666,707	5,622,142	5,615,475	5,612,607
Diluted	5,666,707	5,681,515	5,652,722	5,695,096	5,658,818
Earnings Performance Data
Return on common equity	7.59%	5.03%	6.76%	3.95%	5.96%
Return on assets	.67%	.48%	.63%	.46%	.62%
Net interest margin	3.74%	3.63%	3.57%	3.64%	3.53%
Net interest margin (tax equivalent)	3.81%	3.69%	3.65%	3.72%	3.61%

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

Balance Sheet Data	Five-Quarter Comparison
	6/30/10	3/31/10	12/31/09	9/30/09	6/30/09
Assets:
Cash and cash equivalents	$69,094	$121,299	$98,738	$56,418	$37,478
Investments	233,817	240,650	214,667	153,832	163,360
Loans held for sale	6,795	2,072	6,798	2,926	11,989
Total loans	1,122,964	1,142,609	1,154,984	1,110,202	1,052,033
Allowance for loan losses	(16,531)	(15,607)	(15,153)	(13,778)	(11,816)
Premises and equipment, net	23,690	23,883	23,588	18,793	18,738
Goodwill and acquisition intangibles, net	26,178	26,552	26,936	16,925	17,182
Other assets & accrued interest receivable	53,613	54,096	54,440	46,351	45,150

Total assets	1,519,620	1,595,554	1,564,998	1,391,669	1,334,114

Liabilities & Shareholders’ Equity
Total deposits	$1,300,949	$1,376,468	$1,343,272	$1,150,764	$1,119,335
Short-term borrowings	18,097	22,833	21,669	46,220	20,567
Notes payable	44,770	44,776	44,781	44,785	44,789
Accrued interest payable & other liabilities	10,894	10,214	14,143	11,030	11,041

Total liabilities	1,374,710	1,454,291	1,423,865	1,252,799	1,195,732
Common stockholders’ equity	111,510	107,952	107,907	105,728	105,325
Preferred stock	33,400	33,311	33,226	33,142	33,057

Shareholders’ equity	144,910	141,263	141,133	138,870	138,382
Total liabilities and shareholders’ equity	1,519,620	1,595,554	1,564,998	1,391,669	1,334,114

Common shares outstanding	5,666,707	5,666,707	5,666,707	5,616,707	5,612,607
Average Balance Sheet Data
Average investments	$243,572	$216,280	$182,769	$161,026	$159,767
Average other earning assets	60,416	77,147	44,822	20,516	36,244
Average loans	1,139,730	1,153,099	1,123,355	1,065,031	1,050,749
Average earning assets	1,443,718	1,446,526	1,350,946	1,246,573	1,246,760
Average assets	1,567,837	1,572,174	1,455,496	1,346,674	1,344,100
Average deposits	1,347,906	1,354,035	1,236,465	1,128,342	1,127,982
Average interest bearing deposits	1,146,120	1,161,137	1,064,344	967,968	967,030
Average interest bearing transaction deposits	695,866	702,534	629,018	546,114	556,248
Average interest bearing time deposits	450,254	458,603	435,326	421,854	410,782
Average borrowings	66,333	67,144	67,517	67,553	67,383
Average interest bearing liabilities	1,212,453	1,288,281	1,131,861	1,035,521	1,034,413
Average common stockholders equity	109,732	107,929	106,818	105,506	104,518
Average preferred stock	33,355	33,269	33,184	33,100	33,032

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data

	Five-Quarter Comparison
Asset Quality Data	6/30/10	3/31/10	12/31/09	9/30/09	6/30/09
Allowance for loan losses to total loans	1.47%	1.37%	1.31%	1.24%	1.12%
Allowance for loan losses to non-performing loans	74%	72%	59%	54%	80%
Nonaccrual loans	$22,184	$21,692	$23,826	$24,046	$12,105
Loans – 90 days past due & still accruing	213	114	1,736	1,351	1,943

Total non-performing loans	22,397	21,806	25,562	25,397	14,048
OREO and repossessed assets	1,397	1,535	1,381	1,015	1,209

Total non-performing assets	23,794	23,341	26,943	26,412	15,257

Restructured loans-accruing	3,441	6,332	3,568	—	632
Non-performing loans to total loans	1.99%	1.91%	2.21%	2.29%	1.34%
Non-performing assets to total assets	1.57%	1.47%	1.73%	1.91%	1.15%
Annualized charge-offs to average loans	1.26%	1.41%	1.12%	.76%	.68%
Net charge-offs	$3,577	$4,046	$3,125	$2,038	$1,737

About BKFC

BKFC, a bank holding company with assets of approximately $1.520 billion, offers banking and related financial services to both individuals and business customers. BKFC operates thirty-one branch locations and forty-seven ATMs in the Northern Kentucky market.

For more information contact:

Martin Gerrety

Executive Vice President and CFO

(859) 372-5169

mgerrety@bankofky.com

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